                                                                     EXHIBIT 1.2

                             THE RYLAND GROUP, INC.

                            (a Maryland corporation)

                                  $150,000,000

                    9 1/8% Senior Subordinated Notes due 2011

                                 TERMS AGREEMENT



                                                                   June 8, 2001

To:      The Ryland Group, Inc.
         24025 Park Sorrento
         Suite 400
         Calabasas, California  91302

Dear Sirs:

         Reference is made to The Ryland Group, Inc. Debt Securities Underwriting Agreement Basic Provisions, dated July 2, 1996 (the "Underwriting Agreement"). This Agreement is the Terms Agreement referred to in the Underwriting Agreement. We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement, the following securities ("Securities") on the following terms:

Title:                                 9 1/8% Senior Subordinated Notes due 2011

Principal Amount
to be Issued:                          $150,000,000

Date of Maturity:                      June 15, 2011

Interest Payment:                      June 15 and December 15 of each year, commencing December
                                       15, 2001

Public Offering
Price:                                 100.00%

Purchase Price:                        98.56% (payable in immediately available funds)

Underwriting
Commission:                            1.443%

Redemption Provisions:                 Redeemable at the option of the Company in whole or in
                                       part at any time on or after June 15, 2006 and prior to
                                       maturity at the redemption prices set forth in the
                                       Prospectus relating to the Securities plus accrued and
                                       unpaid interest, if any, to the date fixed for redemption.

Delayed Delivery
Contracts:                             None


Closing Date and
Location:                              June 13, 2001, 10:00 A.M.;
                                       Simpson Thacher & Bartlett
                                       425 Lexington Avenue
                                       New York, New York 10017


Additional
Co-Managers,
if any:                                UBS Warburg LLC, as Joint Book-Running Lead Manager
                                       Banc One Capital Markets, Inc., as Co-Manager

Additional
Underwriters,
if any:                                None

Other Terms:

         All provisions contained in the Underwriting Agreement, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein, except that:

         (a) Section 4 of the Underwriting Agreement shall be amended as follows:

                  The phrase "Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022," shall be stricken and replaced with "Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019".

         (b) Section 6(a) of the Underwriting Agreement shall be amended as follows:

                  The phrase "and each of their directors, officers, employees and agents" shall be inserted after the word "Underwriter" in the second line.

                  The words "that Underwriter" in the third line shall be stricken and replaced with the word "they".

         (c) The following paragraph shall be added to the end of Section 6(c) of the Underwriting Agreement:

                  "An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding."

         (d) Clause (vii) of Section 8 of the Underwriting Agreement shall be amended to read in its entirety as follows:

                  "(vii) a downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that terms is defined by the Commission for purposes of Rule 436(g)(2) or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities,"

         (e) Section 9(d) of the Underwriting Agreement shall be amended as follows:

                  The phrase "Dave Lesser, Esq., Executive Vice President and General Counsel of the Company" shall be stricken and replaced with the phrase "Timothy J. Geckle, Senior Vice President and General Counsel of the Company".

         (f) Section 9(e) of the Underwriting Agreement shall be amended as follows:

                  The phrase "Piper & Marbury" shall be stricken and replaced with the phrase "Piper Marbury Rudnick & Wolfe LLP".

         (g) Clause (iv) of Section 9(f) of the Underwriting Agreement shall be amended to read in its entirety as follows:

                  "(iv) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial condition, prospects, earnings, business, properties or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus or any material change in the Capital Stock or long-term debt of the Company and its subsidiaries taken as a whole."

         The Company represents and warrants to us that the representations and warranties of the Company set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof. Except as otherwise provided above, all of the provisions contained in the Underwriting Agreement, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. The term "registration statement" appearing in Section 1(a) of the Underwriting Agreement shall be deemed to refer to the Registration Statement (333-58208) filed with the Commission on April 3, 2001.

         As contemplated by Section 2 of the Underwriting Agreement, attached as Schedule A hereto is a completed list of our underwriting commitment, which shall be a part of this Agreement and the Underwriting Agreement.



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                                                                               4

         This Agreement shall be governed by the laws of the State of New York.

         If the foregoing is in accordance with your understanding of the agreement between the Underwriter and you, please sign and return to the Underwriter a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between the Underwriter and you in accordance with its terms and the terms of the Underwriting Agreement.

                                      Very truly yours,
                                      BANC OF AMERICA SECURITIES LLC


                                      By:  /s/ Stephan T. Jaeger
                                          ----------------------
                                           Name: Stephan T. Jaeger
                                           Title: Vice President

Confirmed and accepted as of
the date first above written:

THE RYLAND GROUP, INC.


By:  /s/ Timothy J. Geckle
    ----------------------
      Name: Timothy J. Geckle
      Title: Senior Vice President, General Counsel
             and Secretary

                                   SCHEDULE A

                        Underwriter                                              Principal Amount
                        -----------                                               of Securities
                                                                                 to be Purchased
                                                                                 ---------------

              Banc of America Securities LLC                                       $90,000,000

                      UBS Warburg LLC                                               45,000,000

              Banc One Capital Markets, Inc.                                        15,000,000
                                                                                    ----------

                         Total ...                                                  $150,000,000